Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

May 20, 2026

Mercedes-Benz Retail Receivables LLC
35555 W. Twelve Mile Rd., Suite 100
Farmington Hills, Michigan  48331

Re:          Mercedes-Benz Auto Receivables Trust 2026-1

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Mercedes-Benz Retail Receivables LLC, a Delaware limited liability company (the “Depositor”), in connection with the preparation and filing of the prospectus, dated May 12, 2026 (the “Prospectus”), relating to $265,000,000 aggregate principal amount of 4.13% Class A-2A Asset Backed Notes (the “Class A-2A Notes”), $189,000,000 aggregate principal amount of SOFR Rate + 0.36% Class A-2B Asset Backed Notes (the “Class A-2B Notes”), $454,000,000 aggregate principal amount of 4.36% Class A-3 Asset Backed Notes (the “Class A-3 Notes”) and $89,870,000 aggregate principal amount of 4.47% Class A-4 Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-2A Notes, the Class A-2B Notes and the Class A-3 Notes, the “Offered Notes”)  of Mercedes-Benz Auto Receivables Trust 2026-1 (the “Issuer”).  The Offered Notes will be sold by the Depositor pursuant to an underwriting agreement, dated May 12, 2026 (the “Underwriting Agreement”), among the Depositor, Mercedes-Benz Financial Services USA LLC (“MBFS USA”) and MUFG Securities Americas Inc., BNP Paribas Securities Corp. and Mizuho Securities USA LLC, as representatives of the several underwriters named therein (the “Underwriters”).  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement.

As described in the Prospectus, in connection with the issuance of the Offered Notes and $358,000,000 aggregate principal amount of 0.00% Class A-1 Asset Backed Notes (the “Class A-1 Notes” and, together with the Offered Notes, the “Notes”) on the Closing Date, the Depositor and the Issuer, as applicable, will enter into the (i) receivables purchase agreement, dated as of May 1, 2026 (the “Receivables Purchase Agreement”), between MBFS USA and the Depositor, (ii) sale and servicing agreement, dated as of May 1, 2026 (the “Sale and Servicing Agreement”), among the Issuer, the Depositor, MBFS USA, as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”), (iii) indenture, dated as of May 1, 2026 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and (iv) amended and restated trust agreement, dated as of May 1, 2026 (the “Trust Agreement” and, together with the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Indenture, the “Transaction Documents”), between the Depositor and Wilmington Trust, National Association, as owner trustee.  The assets of the Issuer will consist primarily of a pool of motor vehicle retail installment sale contracts and installment loans.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Mercedes-Benz Retail Receivables LLC
May 20, 2026

The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SF-3 (Registration No. 333-290637) for the registration of asset-backed securities under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement, as amended to the date hereof, is hereinafter called the “Registration Statement”.

As special United States federal income tax counsel to the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of the opinions expressed below, including the Transaction Documents.  In our examination, we have assumed, without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or by other means of electronic transmission and the authenticity of the originals of such latter documents.  Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Transaction Documents other than those contained in the Transaction Documents and that all parties to the Transaction Documents will comply with the terms thereof, including all tax reporting requirements contained therein, and that the issuance of the Notes and the other transactions set forth in or contemplated by the Transaction Documents are not part of another transaction or another series of transactions that would require the Issuer, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration or list maintenance requirements of Sections 6010, 6111 or 6112 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Depositor, MBFS USA, the Underwriters and others.  We have also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Offered Notes.

We have advised the Depositor with respect to certain United States federal income tax consequences of the issuance of the Offered Notes.  This advice is summarized under the heading “Summary of Terms—Tax Status” and “Material Federal Income Tax Consequences” in the Prospectus.  Such description does not purport to discuss all possible United States federal income tax ramifications of the proposed issuance, but with respect to those United States federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.  We hereby confirm and adopt the opinions expressly set forth under each of the above quoted headings in the Prospectus as representing our opinion as to the material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Notes.

Mercedes-Benz Retail Receivables LLC
May 20, 2026

The opinions set forth herein are based upon the existing provisions of the Internal Revenue Code and Treasury Regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which the opinions set forth herein are based.  The opinions expressed herein are limited as described above, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the Transaction Documents.  In addition, a reader of this opinion letter should be aware that our opinions will have no binding effect on the Internal Revenue Service or a court and should not be considered a guarantee of the ultimate outcome of any controversy.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States.  The opinions expressed and the statements made herein are expressed and made as of the date hereof and we assume no obligation to update this opinion letter or advise any reader of this opinion letter of changes in legal authorities, facts (including the taking of any action by any party to the Transaction Documents pursuant to any opinion of counsel or waiver), assumptions or documents on which this opinion letter is based (or the effect thereof on the opinions expressed or the statements made herein) or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering the opinions set forth herein unless we are specifically engaged to do so.

We hereby consent to the filing of this opinion letter as an exhibit to a current report on Form 8-K to be filed by the Depositor or the Issuer.  By such consent we do not concede that we are an “expert” for the purposes of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Prospectus or the Registration Statement, including this exhibit.

Very truly yours,

/s/ Sidley Austin LLP